Consumer and Corporate Affairs Canada | Consommation et Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi régissant les sociétés par actions de régime fédéral

Totem Health Sciences Inc.

Name of Corporation - Dénomination de la société

234468-8

Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended

Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

- [ ] (a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice; / (a) en vertu de l'article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l'avis ci-joint;
- [ ] (b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares; / (b) en vertu de l'article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
- [x] (c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment; / (c) en vertu de l'article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes;
- [ ] (d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization; / (d) en vertu de l'article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses de réorganisation ci-jointes;
- [ ] (e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement. / (e) en vertu de l'article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le directeur

[signature]

Director

October 19, 1989/le 19 octobre 1989

Date of Amendment - Date de la modification

Canadä